WILLIAM LYON HOMES REPORTS FIRST QUARTER 2014 RESULTS

NEWPORT BEACH, CA—May 9, 2014--- William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2014 first quarter ended March 31, 2014.

2014 First Quarter Highlights (Comparison to 2013 First Quarter)

•	Net income available to common stockholders of $8.7 million, or $0.27 per diluted share

•	Home sales revenue of $140.3 million, up 84%

•	Consolidated revenue of $150.0 million, up 85%

•	Homebuilding gross margin of $34.1 million, up 160%

•	Homebuilding gross margin percentage of 24.3%, up 720 basis points

•	Adjusted homebuilding gross margin percentage of 27.6%, up 440 basis points

•	Operating income of $15.8 million

•	New home deliveries of 276 homes, up 3%

•	Average sales price (ASP) of new homes delivered of $508,300, up 78%

•	Dollar value of orders of $199.2 million, up 51%

•	Net new home orders of 400, up 11%

•	Dollar amount of backlog of homes sold but not closed of $264.8 million, up 55%

•	Average sales locations of 32, up 39%

•	SG&A percentage of 13.3%, down 400 basis points

•	Adjusted EBITDA of $20.3 million, an increase of 342%

“During the first quarter of 2014, we continued to build upon our strong financial results of 2013, generating net income of $8.7 million, or $0.27 per diluted share, and delivering our ninth consecutive quarter of year-over-year growth in deliveries, orders and dollar value of backlog,” said William H. Lyon, Chief Executive Officer. “Our first quarter performance was driven by consolidated revenue of $150.0 million, homebuilding gross margin percentage of 24.3% and SG&A percentage of 13.3%, all of which are significant improvements from the same quarter last year.”

Operating Results
Home sales revenue increased 84% to $140.3 million for the quarter, as compared to $76.4 million in the year-ago period. Home sales revenues were higher due to a 78% increase in the average sales price of homes delivered, versus the year-ago period, combined with a 3% increase in new home deliveries.

Homebuilding gross margins were 24.3% during the first quarter of 2014, up 720 basis points over the year-ago period. Adjusted homebuilding gross margin percentage was 27.6% during the first quarter of 2014, as compared to 23.2% in the year-ago period. The improvement in gross margins was driven by a 40% increase in same-store average sales prices, which represents projects that were open during the comparable periods.

The dollar value of net new home orders was $199.2 million, an increase of 51% from $131.9 million in the year-ago period. Net new home orders for the first quarter ended March 31, 2014 were 400, up 11% from 361 in the year-ago period.

Matthew R. Zaist, President and Chief Operating Officer, commented, “We have continued to see improvement in ASPs, which reached $508,300 on homes delivered in the first quarter of 2014, up 78% over the prior year, and represents the highest ASP of homes closed since the second quarter of 2006. The dollar value of homes in backlog climbed to $264.8 million, a 55% increase over last year, equating to an ASP in backlog of $538,200. Additionally, we grew our average sales locations by 39% year-over-year, and ended the quarter selling from 35 locations.”

Operating income improved to $15.8 million during the first quarter of 2014 from a loss of $0.8 million in the year-ago period. Adjusted EBITDA improved by 342% to $20.3 million during the first quarter of 2014 compared to $4.6 million in the year-ago period.

Net income available to common stockholders was $8.7 million, or $0.27 per diluted share, in the first quarter of 2014, compared to net loss available to common stockholders of $3.5 million, or a loss of $0.24 per share in the year-ago period.

Balance Sheet Update
At quarter end, cash, cash equivalents and restricted cash totaled $151.9 million, real estate inventories totaled $875.2 million and total debt was $622.1 million. Net debt to net book capitalization was 50.3%, and total debt to total book capitalization was 57.3% at March 31, 2014.

Mr. Lyon added, “We continued to invest in our growth initiatives by acquiring $153.4 million of land, which includes a portion of the previously announced eight-community portfolio acquisition, as well as other identified projects, as we continue to add future communities in well located areas within our existing divisions. We are also very proud of our recent capital raise, which closed at the end of the quarter, and added $150.0 million of unsecured bonds at a rate of 5.75%, the lowest interest rate in our company’s history.”

Conference Call
The Company will host a conference call to discuss these results today, Friday, May 9, 2014 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (877) 415-3185 or (857) 244-7328, passcode #66260148, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through May 23, 2014 by dialing (888) 286-8010 or (617) 801-6888, passcode #58888157. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes
William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas and Denver. The Company has a distinguished legacy of more than 58 years of homebuilding operations, over which time it has sold in excess of 76,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand.

Certain statements contained in this release that are not historical information contain forward-looking statements.  The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied.  Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate.  Factors that may impact such forward-looking statements include, among others: worsening in general economic conditions either nationally or in regions in which we operate; worsening in markets for residential housing; decline in real estate values resulting in further impairment of our real estate assets; volatility in the banking industry and credit markets; terrorism or other hostilities involving the United States; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; the availability of labor and homebuilding materials; adverse weather conditions; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; inability to comply with financial and other covenants under our debt instruments; whether we are able to refinance the outstanding balances of our debt obligations at their maturity; anticipated tax refunds; limitations on our ability to utilize our tax attributes; limitations on our ability to reverse any remaining portion of our valuation allowance with respect to our deferred tax assets; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; and the availability and cost of land for future development.

Investor/Media Contacts:
Larry Clark
Financial Profiles, Inc.
(310) 622-8223
WLH@finprofiles.com

Lisa Mueller
Financial Profiles, Inc.
(310) 622-8231
WLH@finprofiles.com

WILLIAM LYON HOMES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except number of shares and per share data)
(unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Operating revenue
Home sales	$140,299	$76,434
Construction services	9,652	4,419
	149,951	80,853
Operating costs
Cost of sales — homes	(106,212)	(63,328)
Construction services	(8,068)	(4,038)
Sales and marketing	(6,558)	(4,668)
General and administrative	(12,136)	(8,524)
Amortization of intangible assets	(618)	(622)
Other	(562)	(485)
	(134,154)	(81,665)
Operating income (loss)	15,797	(812)
Interest expense, net of amounts capitalized	—	(1,284)
Other income, net	119	87
Income (loss) before reorganization items	15,916	(2,009)
Reorganization items, net	—	(464)
Income (loss) before provision for income taxes	15,916	(2,473)
Provision for income taxes	(4,574)	—
Net income (loss)	11,342	(2,473)
Less: Net income attributable to noncontrolling interests	(2,645)	(75)
Net income (loss) attributable to William Lyon Homes	8,697	(2,548)
Preferred stock dividends	—	(974)
Net income (loss) available to common stockholders	$8,697	$(3,522)
Income (loss) per common share:
Basic	$0.28	$(0.24)
Diluted	$0.27	$(0.24)
Weighted average common shares outstanding:
Basic	31,106,310	14,581,897
Diluted	32,604,620	14,581,897

WILLIAM LYON HOMES
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of shares and par value per share)
(unaudited)

	March 31, 2014	December 31, 2013

	(unaudited)
ASSETS
Cash and cash equivalents	$151,029	$171,672
Restricted cash	854	854
Receivables	22,322	20,839
Real estate inventories
Owned	862,218	671,790
Not owned	12,960	12,960
Deferred loan costs, net	12,058	9,575
Goodwill	14,209	14,209
Intangibles, net of accumulated amortization of $8,229 as of March 31, 2014 and $7,611 as of December 31, 2013	2,148	2,766
Deferred income taxes, net valuation allowance of $3,573 as of March 31, 2014 and $3,959 as of December 31, 2013	93,457	95,580
Other assets, net	12,297	10,166
Total assets	$1,183,552	$1,010,411
LIABILITIES AND EQUITY
Accounts payable	$18,720	$17,099
Accrued expenses	65,881	60,203
Liabilities from inventories not owned	12,960	12,960
Notes payable	41,120	38,060
5 3/4% Senior Notes due April 15, 2019	150,000	—
8 1/2% Senior Notes due November 15, 2020	431,016	431,295
	719,697	559,617
Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,012,415 and 27,622,283 shares issued, 27,408,581 and 27,216,813 outstanding at March 31, 2014 and December 31, 2013, respectively	280	276
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at March 31, 2014 and December 31, 2013	38	38
Additional paid-in capital	311,599	311,863
Retained earnings	124,699	116,002
Total William Lyon Homes stockholders’ equity	436,616	428,179
Noncontrolling interests	27,239	22,615
Total equity	463,855	450,794
Total liabilities and equity	$1,183,552	$1,010,411

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	Three Months Ended March 31,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	276	268	3%
Home sales revenue	$140,299	$76,434	84%
Cost of sales (excluding interest)	(101,559)	(58,696)	73%
Adjusted homebuilding gross margin (1)	$38,740	$17,738	118%
Adjusted homebuilding gross margin percentage (1)	27.6%	23.2%	19%
Interest in cost of sales	(4,653)	(4,632)	—%
Gross margin	$34,087	$13,106	160%
Gross margin percentage	24.3%	17.1%	42%

Number of homes closed
Southern California	125	22	468%
Northern California	43	31	39%
Arizona	50	100	(50)%
Nevada	47	66	(29)%
Colorado	11	49	(78)%
Total	276	268	3%

Average sales price of homes closed
Southern California	$693,700	$461,200	50%
Northern California	416,000	323,200	29%
Arizona	265,600	216,300	23%
Nevada	364,900	223,700	63%
Colorado	479,000	405,700	18%
Total	$508,300	$285,200	78%

Number of net new home orders
Southern California	192	68	182%
Northern California	41	53	(23)%
Arizona	63	93	(32)%
Nevada	82	98	(16)%
Colorado	22	49	(55)%
Total	400	361	11%

Average number of sales locations during period
Southern California	10	4	150%
Northern California	4	2	100%
Arizona	6	6	—%
Nevada	8	6	33%
Colorado	4	5	(20)%
Total	32	23	39%

(1)
Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	As of March 31,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
Southern California	236	78	203%
Northern California	35	50	(30)%
Arizona	76	165	(54)%
Nevada	107	123	(13)%
Colorado	38	82	(54)%
Total	492	498	(1)%

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$146,352	$46,513	215%
Northern California	14,865	17,561	(15)%
Arizona	20,869	40,889	(49)%
Nevada	63,947	33,832	89%
Colorado	18,779	32,003	(41)%
Total	$264,812	$170,798	55%

Lots owned and controlled at end of period
Lots owned
Southern California	1,257	1,092	15%
Northern California	1,048	265	295%
Arizona	5,330	5,982	(11)%
Nevada	2,938	2,845	3%
Colorado	1,041	498	109%
Total	11,614	10,682	9%

Lots controlled
Southern California	1,334	96	1,290%
Northern California	622	637	(2)%
Arizona	228	1,396	(84)%
Nevada	178	192	(7)%
Colorado	208	208	—%
Total	2,570	2,529	2%

Total lots owned and controlled
Southern California	2,591	1,188	118%
Northern California	1,670	902	85%
Arizona	5,558	7,378	(25)%
Nevada	3,116	3,037	3%
Colorado	1,249	706	77%
Total	14,184	13,211	7%

WILLIAM LYON HOMES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Net income (loss) attributable to William Lyon Homes	$8,697	$(2,548)
Net cash used in operating activities	$(169,736)	$(10,460)
Interest incurred	$9,395	$7,151
Adjusted EBITDA (1)	$20,280	$4,593
Adjusted EBITDA Margin (2)	14.5%	6.0%
Ratio of adjusted EBITDA to interest incurred	2.2	0.6

Balance Sheet Data
	March 31, 2014	December 31, 2013

Cash, cash equivalents and restricted cash	$151,883	$172,526

Total William Lyon Homes stockholders’ equity	436,616	428,179
Noncontrolling interest	27,239	22,615
Total debt	622,136	469,355
Total book capitalization	$1,085,991	$920,149

Ratio of debt to total book capitalization	57.3%	51.0%
Ratio of debt to total book capitalization (net of cash)	50.3%	39.7%

(1)
Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, and (v) depreciation and amortization. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company's operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net income (loss) attributable to
William Lyon Homes	$8,697	$(2,548)
Provision for income taxes	4,574	—
Interest expense
Interest incurred	9,395	7,151
Interest capitalized	(9,395)	(5,867)
Amortization of capitalized interest included in cost of sales	4,653	4,632
Stock based compensation	1,011	311
Depreciation and amortization	1,345	914
Adjusted EBITDA	$20,280	$4,593

(2) Calculated as Adjusted EBITDA as a percentage of home sales revenue.